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                                                                    EXHIBIT 10.3

                          BELDEN WIRE & CABLE COMPANY
                     DOMESTIC DISTRIBUTOR AGREEMENT
                                                                         #104432

1. APPOINTMENT. Belden Wire & Cable Company, a Delaware corporation ("COMPANY"), appoints Wire & Cable Specialties ("DISTRIBUTOR") as a non-exclusive Distributor for the products ("PRODUCTS") listed in Schedule 1.

2. AREA OF PRIMARY RESPONSIBILITY. Schedule 2 lists the area (the "AREA OF PRIMARY RESPONSIBILITY") in which the Distributor will be measured in fulfilling his responsibilities.

3. SCOPE. This Agreement consists of pages 1 through 12. Company shall have the right to change any schedule during the term of this Agreement. The modifications will become effective thirty (30) days after the Company provides notice of the changes to the Distributor. The changes cannot be materially inconsistent with other provisions of the Agreement.

4.   COMPANY'S RESPONSIBILITIES.  During this Agreement, the Company shall:
     --------------------------

     4.1. Sell Products to Distributor for resale to users of Products. Sales of Products to Distributor shall be made at prices as the Company may establish from time to time.

     4.2. Use reasonable efforts to supply Products ordered by Distributor in the quantities and at the times requested by Distributor on the then current Terms and Conditions of Sale. Schedule 3 sets out the Company's current Terms and Conditions of Sale.

     4.3. Extend credit to Distributor as Company may deem appropriate. The Company may change or withdraw credit. When credit is extended, the Company will establish the terms of payment applicable to sales to Distributor. If the Company does not extend credit, the payment terms of the Terms and Conditions of Sale will apply. If the Distributor has an overdue debt to the Company, the Company may withhold shipments to Distributor until the Distributor pays the debt.

5.   FORCE MAJEURE AND MINIMUM ORDERS.

     5.1. Company's performance of its obligations is subject to acts of God, embargoes, governmental actions, or other causes beyond the reasonable control of Company ("Force Majeure events"). The Company shall not be liable to Distributor for any damage or loss that results from a Force Majeure event.

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     5.2. The Company may add a service charge or refuse to accept orders for
          Products that are for less than the minimum dollar values listed on the Company's then current Terms and Conditions of Sale.

6. DISTRIBUTOR'S RESPONSIBILITIES. During this Agreement, the Distributor shall:

     6.1. Use its best efforts to sell and promote the sale and use of Products in its Area of Primary Responsibility, and to fulfill the sales targets established by Company from time to time.

     6.2. Order and maintain an inventory of Products sufficient to anticipate and meet the normal needs of customers.

     6.3. Receive representatives of Company for inventory consultation and cooperation in connection with the promotion and sale of Products and for periodic audits to assess compliance with this Agreement.

     6.4. At Company's request, provide Company point-of-sale (P.0.S.) information as required by Schedule 5 ("Point of Sale Record Description"); cooperate with Company in meeting the needs of users of the Products; and cooperate with Company by notifying Company of any product liability or product defect claims and by providing such documentation as Company may request.

     6.5. Employ an adequate number of sales personnel to solicit orders for Products and to demonstrate and exhibit Products throughout its Area of Primary Responsibility. To determine whether the Distributor has fulfilled these requirements, the Company will give primary consideration to: (i) Distributor's sales achievements in its Area of Primary Responsibility as compared to sales achieved by other Company Distributors and (ii) Distributor's action regarding improvements in its operations necessary to promote the sale of products.

     6.6. Maintain suitable places of business.

     6.7. Pay Company invoices in accordance with the terms stated on Company price bulletins issued from time to time.

     6.8. Notify the Company immediately of any pirating, infringement or misrepresentation of Products.

     6.9. Become informed on how Products are used in its Area of Primary Responsibility and promptly report to Company all accidents involving Products which result in personal injury or property damage.

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7.   TERMS AND CONDITIONS OF SALES TO DISTRIBUTOR.

     7.1. All sales of Products to Distributor by Company shall be subject to this Agreement. Any conflicting terms in any agreement or order furnished by Distributor shall be void, unless accepted in writing by a Company representative, other than by a routine acknowledgment.

     7.2. WARRANTY. Company warrants that all Products delivered shall be free from defects in workmanship and material. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES WHETHER OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE, EXCEPT FOR TITLE, WHICH EXTEND BEYOND THE WARRANTY STATED ABOVE. Company's liability for breach of warranty is limited solely to (i) repair or replace non-conforming material of Company's manufacture or (ii) refund the purchase price of the non-conforming material. Upon discovery of a defect, Distributor shall notify Company in writing, within thirty (30) days of delivery of stock items and within ten (10) days of delivery of special items made to order, of any claim Distributor may have regarding any delivered item. Failure to give timely notice will constitute an unqualified acceptance and waiver of all claims. All inspection and returns shall be in accordance with
             Section 12. The Company will not be liable for materials or components supplied by vendors. To the extent permissible, the Company will permit Distributor to assert any vendor warranty applicable to the non-conforming material or component. Repairs to, alteration of, or work done on warranted material without Company's prior written authorization shall void all warranties.

     7.3. LIMITATION OF LIABILITY: IN NO EVENT SHALL COMPANY BE LIABLE FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES.

     7.4. Company shall not be responsible for any claim asserted against Company because the Distributor gave a different or greater warranty than the Company's. Distributor shall defend and indemnity the Company for such claims.

     7.5. The Distributor will indemnify and defend the Company against any claim asserted against the Company arising out of Distributor's operations. Distributor agrees to furnish the Company with a Certificate of Insurance showing insurance coverage adequate to fulfill Distributor's obligations under this Agreement and showing that the carrier will notify the Company at least thirty (30) days prior to a material adverse change in insurance coverage or any cancellation of policy.

     7.6. The Company, without liability to Distributor, may discontinue or limit its production of any Product, terminate or limit deliveries of any Product, alter the design or construction of any Product or add new products to its line.

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8.   TERM AND TERMINATION. This Agreement will begin on the date the Company signs this Agreement and will continue until either party terminates as provided below:

     8.1.    By the mutual written consent of the parties;

     8.2. By Company, upon one (1) day's notice in writing, by facsimile, certified mail, or personal delivery, if (i) Distributor attempts to assign this Agreement without Company's prior written consent,
             (ii) there is a change in the control or management of Distributor which is unacceptable to Company, (iii) the Distributor stops conducting business in the normal course, (iv) the Distributor consents to the appointment of a receiver, trustee or liquidator of itself, a subsidiary, or over a substantial part of its property, or shall make a general assignment for the benefit of creditors or otherwise show evidence of insolvency, or (v) Distributor breaches this Agreement or acts in any manner deemed by the Company to be detrimental to the best interest of the Company; or

     8.3. Except as provided by applicable law, either party may terminate this Agreement without cause and solely for the convenience of the terminating party by giving thirty (30) days' notice of its election to do so by the means listed in Section 8.2.

9.   OBLIGATIONS UPON TERMINATION.

     9.1. Within thirty (30) days after termination, the Company will repurchase from Distributor at the net price paid by Distributor all of the Products which Company deems commercially useable. Credit for the repurchased Products will be subject to a 10% restocking charge if the termination is without cause and is initiated by the Company. Repurchased Products shall be returned freight prepaid by Distributor to Richmond, Indiana, or to other locations as the Company may designate.

     9.2. Upon termination, the Distributor shall stop using the Trade Names listed in Section 6, shall remove any Trade Names from buildings or other property under the Distributor's control, and shall insure the cessation of use and removal by all persons claiming to have received the right to such use from the Distributor.

     9.3. The acceptance of any order or the sale of any Products to Distributor after the expiration or termination of this Agreement shall not be construed as a renewal or extension of the Agreement or as a waiver of termination. Such transactions will be on an order-to-order basis and will be governed by the terms of this Agreement.

     9.4. Upon termination for any reason, the Company will not be liable to Distributor for the loss of prospective profits on anticipated sales or on account of expenditures,

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             investments, leases or commitments in connection with the business or goodwill of the Distributor. Distributor waives any claim for such compensation under applicable laws because of the termination of this Agreement.

     9.5. Termination shall not release either party from the payment of any amount owing to the other or terminate any other Distributor obligation. Company may apply any amount due, or to become due, which the Company owes to Distributor against any amounts (whether contingent or matured) which the Distributor owes to Company.

10. COMPANY TRADE NAMES AND TRADEMARKS. "Trade Names" shall mean the names or trademarks "Belden" and the names or marks listed in Schedule 6 or any variation or abbreviation thereof, and all applications and registrations of such names or trademarks and any trademark, trade name, or service mark of which the Company provides notice to Distributor. Distributor will not use the Trade Names as part of its trade name, trademark, company or firm name, nor will it permit such use by any party. Distributor will comply with the rules and regulations furnished to Distributor by Company regarding the use of any Trade Names and will identify its relationship with Company. Distributor will not cause to be published any advertising or initiate any practice which might mislead or deceive the public or might be detrimental to the Trade Names or goodwill of Company. Distributor agrees, upon request, to discontinue any advertising or practice deemed by Company to have such effect or any use of the Trade Names inconsistent with this Agreement. Distributor shall stop using the Trade Names upon termination of this Agreement. Distributor will make no use of the Trade Names in any other business of Distributor and will not use the Trade Names except as set out in this Agreement.

11. CONFIDENTIAL INFORMATION. Confidential information means all inventions, designs, drawings, computer programs, specifications, technical information, data and any other information provided to Distributor by Company, written or otherwise, that is customarily considered confidential or which is identified as proprietary, secret or confidential (or words of similar import). Distributor warrants that it will adopt reasonable procedures to protect Confidential Information. As part of this process, the Distributor will implement procedures that exclude from access to such information all persons who do not require access in the course of Distributor's business. Distributor agrees that termination of this Agreement shall not relieve it from protecting Confidential Information and agrees that it will not use or knowingly permit the use of Confidential Information to the disadvantage of Company or for the profit of Distributor or any other party.

12. TERMS AND CONDITIONS OF SALE: Sales by Company to Distributor under this Agreement shall be subject to the following Terms and Conditions:

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     12.1.   Delivery and shipment dates for Products listed on the Company's quotations or acknowledgements of orders are estimated only and not guaranteed. All prices shown on quotations or acknowledgements are Company's prices in effect on the date the quotation is made or order is acknowledged. Shipments will be billed at Company's prices in effect on the date of shipment.

     12.2. Cash discount terms are those stated in Company's current price bulletins. CASH DISCOUNTS WILL BE ALLOWED ON PRODUCTS ONLY AND SHALL EXCLUDE FREIGHT CHARGES. SERVICE CHARGES WILL BE ADDED TO THE PURCHASE PRICE AFTER THE DUE DATE AT THE RATE OF 1% PER MONTH OR 12% PER ANNUM.

     12.3. Distributors should refer to Company's current price bulletins for freight allowances. All shipments under this Agreement will be F.O.B. at factory location. No allowances will be made for customer pickups at Belden locations.

     12.4. Except for Products that fail to meet applicable warranty standards, special or custom-built products cannot be returned for credit. Standard material may be returned for credit by Distributor upon WRITTEN PERMISSION from the Company, but Company retains the sole discretion to determine the value at which Products so returned will be credited. COMPANY RESERVES THE RIGHT TO SCRAP ANY UNAUTHORIZED RETURNS OF MATERIAL AN A NO CREDIT BASIS.

     12.5. The Distributor may not cancel any order without the Company's consent. Any cancellation charge which the Company may require as a condition to giving its consent will be consistent with the expenses incurred by the Company at the time of cancellation.

     12.6. In addition to the price for Products, Distributor agrees to pay Company any additional cost arising from any Federal, State or local laws imposed as a processing or any other tax on the raw materials or manufactured Products for which Company may be liable.

     12.7.   The minimum acceptable order value under this Agreement is $200.00.

     12.8. Return privileges will be granted to Distributors in order to adjust their inventory during the calendar year. As a guideline, the amount of the return should not exceed 3% of the prior year's purchases. A non-negotiable 5% reprocessing/ repackaging charge will apply to all stock adjustments. Schedule 4 details return procedures ("Return Material Policy").

     12.9. All the material which the Distributor believes to be defective shall be personally inspected by the Company Sales Representative when time permits. The Distributor may not return material until it receives a written Return Material

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             Authorization. Upon receipt of a Return Material Authorization, the
             Distributor may return the merchandise to Company at Richmond, Indiana, freight collect, and will receive credit if the Company Inspection Department finds the material defective. In lieu of a credit, the Company may replace the materials.

     12.10. When the Distributor receives a shipment from Company and the number of pieces delivered is less than what is shown on the freight bill, the shortage must be noted on the freight bill and signed by the driver. A formal claim should then be filed by the Distributor directly with the carrier. If the carrier delivers all pieces shown on the freight bill, but the Distributor subsequently discovers shorted material, a claim should be filed directly with the Company within ninety (90) days of the delivery. Claims filed later than ninety (90) days will not be honored. When the second type of shortage is verified by the Company, credit will be issued to the Distributor's account.

13.  GENERAL PROVISIONS.

     13.1. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Distributor's rights or obligations cannot be assigned or delegated without the Company's prior consent.

     13.2. RELATIONSHIP OF PARTIES. The relationship of the parties shall be that of independent contractors and vendor and vendee. Distributor shall not be considered the Company's agent or legal representative. The Distributor shall have no right to assume or incur a liability for the Company.

     13.3. CONTROLLING LAWS. This Agreement is subject to all applicable laws. This Agreement shall be deemed to have been made at Richmond, Indiana. Indiana law shall govern its construction.

     13.4. FAILURE TO ENFORCE. The failure of either party to enforce this Agreement shall not be construed as a waiver to enforce this Agreement.

     13.5.   EXECUTION AND MODIFICATION.

             13.5.1. This Agreement constitutes the entire agreement between the parties regarding the subject matter.

             13.5.2. This Agreement supersedes any previous or contemporaneous agreement with respect to the subject matter. This Agreement shall not become effective until the Company authorized representative signs the document. Any modification or extension of this Agreement must be in writing and signed by the Company's authorized representative.

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             13.5.3.  All purchase orders entered through either the Belden
                      Information Network system ("BIN") or Electronic Data Inter-change ("EDI") shall be subject to this Agreement. Distributor acknowledges that BIN AND EDI transactions contain confidential and proprietary information and are subject to Section 11.

     13.6. NOTICES. Any notices may be given by personal delivery, by first class mail or by facsimile to the addresses for Company and Distributor shown below their signature lines on the signature page of this Agreement. These addresses for notice may be changed in the same manner. Notices sent by certified mail will be effective upon the earlier of actual receipt or five (5) days after mailing. Notices provided by personal delivery will be effective upon delivery. Notices provided by facsimile will be effective upon sender's receipt of written confirmation of transmittal.

     13.7. DIRECT SALES. Company reserves the right for itself and its affiliates to deal directly with any party in the Area of Primary Responsibility.

     13.8. SEVERABILITY. The provisions of this Agreement are severable. Should any court hold any provision of this Agreement to be unlawful, the holding shall not invalidate the entire Agreement. Rather, the unlawful clause shall be severed from this Agreement and the remaining provisions of this Agreement shall be enforced.

     13.9. HEADINGS. The section headings are for convenience only and are not to be used in interpreting this Agreement.

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     Belden Wire & Cable Company                 Distributor

     By: /s/Mike Murphy                          By: /s/ Theodore J. Bruno
        ---------------------                       ----------------------
     Name:  Mike Murphy                          Name:   Theodore J. Bruno

     Title: Vice President Domestic Sales        Title:  President/CEO


     Date:  10/6/94                              Date:  10/1/94
          -----------------                           -------------------

     Address:                                    Address:
           P.O. Box 1980                         Wire & Cable Specialities
           2200 U.S. Highway 27 South            5855 Peachtree Corners East
           Richmond, Indiana  47375              Norcross, GA  30092

     ____________________________________________________________________

     Belden Cord Products
     --------------------

     By:_______________________

     Name:_____________________

     Title:____________________

     Date:_____________________

     Address:
           P.O. Box 1980
           2200 U.S. Highway 27 South
           Richmond, Indiana  47375

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